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Exhibit 15.2

Consent of Independent Engineering and Environmental Services Firm

We consent to the incorporation by reference in the Annual Report of Foreign Private Issuers (Form 20-F) for the year ended December 31, 2006 of Companhia Siderúrgica Nacional, of our report with respect to the audit of the Casa de Pedra iron ore reserves.

Santiago
June 25, 2007

GOLDER ASSOCIATES S/A

By:   /s/   Dr W J Shaw
      Dr W J Shaw
      FAusIMM, CPGeo, FAIG, RPGeo.

Principal, Ore Evaluation Services